CALIFORNIA PIZZA KITCHEN, INC

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

July 15, 2004

Dear Shareholder:

According to our latest records, we have not yet received your proxy for the important Annual Meeting of Shareholders of California Pizza Kitchen, Inc. to be held on July 28, 2004. Your Board of Directors unanimously recommends that you vote FOR all proposals under consideration.

To help your company avoid the expense of further solicitation, please vote today by telephone, via the Internet, or by signing and returning the enclosed voting instruction form in the envelope provided.

Thank you for your cooperation.

Very truly yours,

Susan M. Collyns

Chief Financial Officer and Secretary

IMPORTANT NOTE:

Remember, you can now vote by telephone, or via the Internet.

Please follow the easy instructions on the enclosed voting instruction form.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-877-750-9497.